UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2017

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647 N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On July 26, 2017, NioCorp Developments Ltd. (the “Company”) entered into an agency agreement (the “Agency Agreement”) with Mackie Research Capital Corporation (the “Agent”) and closed its previously announced brokered private placement (the “Private Placement”) of units of the Company (each, a “Unit” and, collectively, the “Units”). Under the Private Placement, a total of 2,962,500 Units were issued at a price per Unit of C$0.65, for total gross proceeds to the Company of approximately C$1,925,625.

Each Unit issued pursuant to the Private Placement consists of one common share in the capital of the Company (a “Common Share”) and one Common Share purchase warrant (a “Shareholder Warrant”). Each Shareholder Warrant entitles the holder thereof to purchase one additional Common Share at a price of C$0.79 until July 26, 2021 (the “Shareholder Warrant Shares”). In connection with the Private Placement, the Company paid the Agent an aggregate cash commission of approximately C$125,166, equal to six and a half per cent (6.5%) of the gross proceeds raised under the Private Placement. The Company also issued to the Agent 192,562 broker warrants (the “Broker Warrants”), equal to six and a half per cent (6.5%) of the Units sold pursuant to the Private Placement. Each Broker Warrant entitles the holder thereof to purchase one Common Share at a price of C$0.79 until July 26, 2021 (the “Broker Warrant Shares”).

In connection with the closing of the Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contain the terms of the Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors. Additionally, as described below, in accordance with the terms of the Subscription Agreements and the Agency Agreement, the Company granted the investors and the Agent certain registration rights regarding the Common Shares of the Company underlying the Units, the Shareholder Warrants, the Shareholder Warrant Shares the Broker Warrants and the Broker Warrant Shares.

In connection with the Private Placement, the Company and the Agent terminated a previous arrangement, announced on May 10, 2017, pursuant to which the Agent was to purchase, on a bought deal short form prospectus basis, 3,077,000 units of the Company at a price of C$0.65 per Unit. The parties mutually agreed to terminate that agreement as a final prospectus could not be receipted until the NI 43-101 technical report detailing the results of the Elk Creek Project Feasibility Study announced on June 30, 2017 was filed.

Registration Rights

On July 26, 2017, in connection with the closing of the Private Placement, the Company granted registration rights to the investors and the Agent in accordance with the terms of the Subscription Agreements and the Agency Agreement, respectively. Pursuant to such registration rights, the Company has agreed to use its commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) registering the resale by the investors in the Private Placement and the Agent of the Common Shares of the Company underlying the Units, the Shareholder Warrants, the Shareholder Warrant Shares, the Broker Warrants and the Broker Warrant Shares (collectively, the “Registrable Securities”) and to cause such registration statement to be declared effective as soon as possible thereafter. If the Company has not caused the registration statement to be declared effective by the Commission at or before 5:00 p.m. (Vancouver time) on November 26, 2017, then (i) each Unit will thereafter entitle the holder to receive, for no additional consideration, an additional 10% of the Shareholder Warrants underlying each Unit, resulting in the issuance of 1.1 Shareholder Warrants (instead of one Shareholder Warrant) per Unit, with each whole Shareholder Warrant being exercisable into one Shareholder Warrant Share, subject to adjustment, on exercise of the Shareholder Warrants and (ii) the Agent will be entitled to receive, for no additional consideration, an additional 10% of the Broker Warrants, with each whole Broker Warrant being exercisable into one Broker Warrant Share, subject to adjustment, on exercise of the Broker Warrants. The Company has further agreed to use its commercially reasonable efforts to maintain the effectiveness of the registration statement and any post-effective amendment thereto until the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such registration statement or Rule 144 under the Securities Act, if available, or (ii) four years from the effective date of the registration statement.

The above summary of the material terms of the registration rights granted to investors and the Agent in the Private Placement is qualified in its entirety by the actual terms and conditions of the registration rights contained in the Agency Agreement, Form of Subscription Agreement and Broker Warrant, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Warrant Indenture

On July 26, 2017, in connection with Private Placement, the Company entered into a warrant indenture with Computershare Trust Company of Canada (the “Warrant Agent”) regarding the Shareholder Warrants issued in connection with the closing of the Private Placement (the “Warrant Indenture”). The Warrant Indenture contains customary terms and conditions for the issuance, transfer and exercise of the Shareholder Warrants, the terms governing actions taken by the Shareholder Warrant holders and the obligations of the Company and the Warrant Agent in relation to the Shareholder Warrants.

The above summary of the material terms of the Warrant Indenture is qualified in its entirety by the actual terms and conditions of the Warrant Indenture, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

As disclosed above, on July 26, 2017, the Company closed the Private Placement. In connection therewith, the Company issued a total of 2,962,500 Units at a price of C$0.65 per Unit, for aggregate gross proceeds of C$1,925,625. Each Unit consists of one Common Share of the Company and one transferable Shareholder Warrant. Each Shareholder Warrant entitles the holder thereof to purchase one additional Common Share at a price of C$0.79 until July 26, 2021. The Company also issued to the Agent 192,562 Broker Warrants. Each Broker Warrant entitles the holder thereof to purchase one Common Share at a price of C$0.79 until July 26, 2021. The Units and the Broker Warrants were issued on a private offering basis to accredited investors and investors with whom the Company had a pre-existing relationship, who were outside of the United States and were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act), pursuant to the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder and pursuant to the representations and covenants of the investors made to the Company in connection therewith.

On June 27, 2017, the Company issued 957,174 Common Shares of the Company to Lind Asset Management IV, LLC (“Lind”) upon conversion of US$500,000 in principal amount of the Company’s outstanding convertible note issued to Lind in December 2015 (the “Lind Note”) at a conversion price of C$0.691 per share. The Common Shares were issued, among other exemptions, pursuant to Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of a portion of the amount outstanding under the Lind Note and based upon representations and warranties of Lind in connection therewith.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Agency Agreement, dated as of July 26, 2017, by and between the Company and Mackie Research Capital Corporation

4.2	Form of Subscription Agreement

4.3	Broker Warrant

4.4	Warrant Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Neal S. Shah
Name: Neal S. Shah
Title: Chief Financial Officer

Date: August 1, 2017

Exhibit Index

Exhibit	Description

4.1	Agency Agreement, dated as of July 26, 2017, by and between the Company and Mackie Research Capital Corporation

4.2	Form of Subscription Agreement

4.3	Broker Warrant

4.4	Warrant Indenture